All information in this Term Sheet, whether regarding assets backing any securities discussed herein or otherwise,

will be superseded by the information contained in the final prospectus.                                                                             November 14, 2005

Preliminary Structural and Collateral Term Sheet

$701,439,000 Approximate) of Senior Certificates

GSR Mortgage Loan Trust 2005-9F

GS Mortgage Securities Corp., Depositor

Mortgage Pass-Through Certificates, Series 2005-9F

Features of the Transaction

•

The offering consists of senior certificates, totaling approximately $701,439,000 that will be rated AAA by S&P and Fitch.  The 4 tracks of 30 year residential mortgage-backed certificates are expected to be approximately:

$324,113,000 of 5.50% coupons (Track 1)

$333,788,000 of 6.00% coupons (Track 2)

$24,188,000 of 5.00% coupons (Track 3)

$19,350,000 of 7.50% coupons (Track 4)

•

The overall expected amount of credit support for the senior certificates is 3.25% +/- 0.50% for the Mortgage Loans in the form of subordination with a shifting interest structure and a five-year prepayment lockout.

•

Collateral consists primarily of conventional fixed rate 30 year mortgage loans secured by first liens on one-to-four family residential properties.

•

The amount of senior certificates is approximate and may vary by up to 10%.

Time Table
Expected Settlement:	December 29, 2005
Cut-off Date:	December 1, 2005
First Distribution Date:	January 25, 2006
Distribution Date:	25th or NBD of each month

Key Terms

Issuer: GSR Mortgage Loan Trust 2005-9F

Underwriter: Goldman, Sachs & Co.

Master Servicer: JPMorgan Chase Bank, National Association

Trustee: Wachovia Bank, National Association

Securities Administrator: JPMorgan Chase Bank, National Association

Type of Issuance: Public

Servicer Advancing: Yes, subject to recoverability

Compensating Interest: Yes, to the extent of the servicing fee for such

Distribution Date

Legal Investment: The senior certificates are SMMEA eligible at settlement

Interest Accrual: Prior calendar month for fixed rate bonds and 25th to 24th for floating rate bonds

Clean Up Call: 1% of the Cut-off Date principal balance of the Loans

ERISA Eligible: Underwriter’s exemption may apply to senior certificates,

however prospective purchasers should consult their own counsel

Tax Treatment: REMIC; senior certificates are regular interests

Structure: Senior/Subordinate; shifting interest structure with a five-year prepayment lockout to junior certificates

Expected Subordination: 3.25% +/- 0.50%

Expected Rating Agencies: S&P and Fitch

Minimum Denomination: Senior certificates - $25,000

Preliminary Collateral Information[1,2,3]	Track 1 – 5.50%	Track 2 – 6.00%	Track 3 - 5.00%	Track 4 - 7.50%	Total
Total Outstanding Principal Balance (+/- 5%):	$335,000,000	$345,000,000	$25,000,000	$20,000,000	$725,000,000
Weighted Average Annual Mortgage Interest Rate (+/- 10 bps):	5.85%	6.12%	5.40%	7.05%	6.00%
Weighted Average Remaining Term To Maturity (Months) (+/- 4 months):	357	356	355	337	356
Weighted Average Seasoning (Months) (+/- 4 months):	3	4	5	23	4
Weighted Average Current Loan-To-Value Ratio (max)	73%	73%	73%	73%	73%
Owner Occupied (min)	88%	88%	88%	85%	88%
Single Family and PUD (min)	88%	88%	88%	88%	88%
Current FICO (min)	725	725	725	720	725
California Concentration (max)	50%	50%	50%	50%	50%
IO Loan Percentage (max)	20%	20%	50%	20%	25%

1 The final collateral will be a subset of the mortgage loans used to determine the information under the Collateral Description.

2 Subject to change.

3 A certain number of Mortgage Loans in Collateral Track 1, 2, 3, and 4 are currently sub-serviced by Countrywide Home Loans, Inc., on behalf of Goldman Sachs and were purchased pursuit to the Goldman Sachs residential mortgage conduit program.

This material is for your private information and we are not soliciting any action based upon it.  This material is not to be construed as an offer to sell or the solicitation of any offer to buy any security in any jurisdiction where such an offer or solicitation would be illegal.  Neither the issuer of the certificates nor Goldman, Sachs & Co., nor any of their affiliates makes any representation as to the accuracy or completeness of the information herein.  By accepting this material the recipient agrees that it will not distribute or provide the material to any other person.  The information contained in this material may not pertain to any securities that will actually be sold.  The information contained in this material may be based on assumptions regarding market conditions and other matters as reflected therein.  We make no representations regarding the reasonableness of such assumptions or the likelihood that any of such assumptions will coincide with actual market conditions or events, and this material should not be relied upon for such purposes.  We and our affiliates, officers, directors, partners and employees, including persons involved in the preparation or issuance of this material may, from time to time, have long or short positions in, and buy or sell, the securities mentioned herein or derivatives thereof (including options).  This material may be filed with the Securities and Exchange Commission (the “SEC”) and incorporated by reference into an effective registration statement previously filed with the SEC under Rule 415 of the Securities Act of 1933, including in cases where the material does not pertain to securities that are ultimately offered for sale pursuant to such registration statement.  Information contained in this material is current as of the date appearing on this material only.  Information in this material regarding the securities and the assets backing any securities discussed herein supersedes all prior information regarding such securities and assets.  Any information in this material, whether regarding the assets backing any securities discussed herein or otherwise, is preliminary and will be superseded by the applicable prospectus supplement and any other information subsequently filed with the SEC.  The information contained herein will be superseded by the description of the mortgage pool contained in the prospectus supplement relating to the certificates and supersedes all information contained in any collateral term sheets relating to the mortgage pool previously provided by Goldman, Sachs & Co. In addition, we mutually agree that, subject to applicable law, you may disclose any and all aspects of any potential transaction or structure described herein that are necessary to support any U.S. federal income tax benefits, without Goldman Sachs imposing any limitation of any kind. Further information regarding this material may be obtained upon request.

This material is furnished to you solely by Goldman, Sachs & Co., acting as underwriter and not as agent of the issuer.